                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/x/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        TRANSAMERICA INCOME SHARES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                        TRANSAMERICA INCOME SHARES, INC.

                       550 North Brand Blvd., Suite 1850,
                          Glendale, California  91203

                              PROXY STATEMENT AND
                            NOTICE OF ANNUAL MEETING

To the shareholders:

The annual meeting of shareholders will be held in the offices of Transamerica Investment Services, Inc., 1150 South Olive Street, 27th floor, Los Angeles, California at 9:00 a.m. on Wednesday, July 24, 1996, to vote on:

    (1) Election of a board of five directors;
    (2) To approve or disapprove continuation of the Management and Investment
        Advisory Agreement (the "Agreement");
    (3) Ratification of Ernst & Young LLP as independent auditors.

    Your shares will be voted as you instruct. If your card is not marked, your shares will be voted for election of the director nominees and in favor of each unmarked item. You may revoke your vote before the meeting by written notice to Transamerica Income Shares (the "Company") or by voting in person at the meeting. If other business arises, the persons named as proxies are authorized to vote for you.

    Shareholders of record on May 31, 1996, are entitled to one vote for each share owned. This proxy is solicited by the Board of Directors, and the cost is paid by the Company. Fiduciaries will be requested to forward proxy materials to their principals, and they will be reimbursed for out-of-pocket expenses. This statement will be mailed on or about June 7, 1996. The Company's most recent annual report for the fiscal year ended March 31, 1996, has been previously mailed to shareholders. It is available without charge from the transfer agent, Chemical Mellon Shareholder Services, L.L.C., 111 Founders Plaza, Suite 1100, East Hartford, CT 06108, telephone toll free:
1-800-288-9541.

    HELP YOUR COMPANY SAVE THE COST OF FOLLOW-UP LETTERS BY PROMPTLY RETURNING THE PROXY CARD.

    1. DIRECTORS. The persons named as proxies intend to vote to re-elect the five persons currently serving as directors, unless authority to vote for the election of all or specified individuals is withheld by so marking the proxy card. If any nominees are unable to serve, the persons named as proxies may vote for other persons or vote to fix the number of directors at less than five. Election is by a majority vote of the shares represented at the meeting. The mailing address of each nominee is Box 2438, Los Angeles, CA 90051. The name, age, principal occupation for the past five years and year of election of the nominees, who have consented to serve if elected, are:

    DONALD E. CANTLAY, 74, Managing General Partner of Cee'n'Tee Company.
(1981)(2)(4)

    RICHARD N. LATZER, 59, President and Director of Transamerica Investment Services. Senior Vice President and Chief Investment Officer of Transamerica Corporation. (1989)(1)

    DEWAYNE W. MOORE, 82, Retired Senior Vice President, Chief Financial Officer and Director of Guy F. Atkinson Company of California. (1980)(3)(4)

    GARY U. ROLLE, 54, President and Chairman of the Company. Executive Vice President, Chief Investment Officer and Director of Transamerica Investment Services. (1988)(1)(2)

    PETER J. SODINI, 55, Associate, Freeman Spogli & Co. (1988)(2)(3)(4)

(1) "Interested person" as defined in the Investment Company Act of 1940, as amended ("the 1940 Act"). These directors receive no fees or expense reimbursements from the Company.

(2) Member of the Corporate Responsibility Committee, which reviews nominees for appointment or election as directors. This Committee considers nominations by shareholders, which should be submitted in writing to the Secretary at the above address.

(3) Member of the Audit Committee, which recommends the selection of auditors. This Committee reviews the proposed scope of the audit, the results of both audit and non-audit services and the fees for those services and supervises internal controls. The Committee held one meeting during the fiscal year.

(4) Not an "interested person" as defined in the 1940 Act. These directors receive $1,000 for each Board meeting attended, $250 for each Committee meeting attended and reimbursement for travel expenses.

DIRECTOR NOMINEE COMPENSATION

                                              TOTAL
                        AGGREGATE            COMPEN-
                         COMPEN-            SATION FOR
                          SATION            ALL RELATED
                          FROM              INVESTMENT
DIRECTOR NOMINEES        COMPANY             COMPANIES
- -----------------        -------             ---------
Donald E. Cantlay          $4,000              $6,000
Richard N. Latzer             -0-                 -0-
DeWayne W. Moore            4,250               6,250
Gary U. Rolle                 -0-                 -0-
Peter J. Sodini             3,250               4,750

    Transamerica Income Shares (the "Company") is a closed-end investment company traded on the New York Stock Exchange. Each of the nominees are also members of the Board of Managers of variable annuity separate account funds "B" and "C" sponsored by Transamerica Occidental Life Insurance Company, which pays the director fees for those two funds. Funds B and C are registered investment companies. Because the Company and funds B and C are advised by affiliated companies wholly owned by Transamerica Corporation, total compensation for these related investment companies is included in the Total Compensation column.

    Mr. Rolle is also a director of Transamerica Investors, Inc., a registered investment company advised by Transamerica Investment Services and which offers six investment portfolios. The Total Compensation table above includes payments by Transamerica Investors to Mr. Rolle, if any.

    None of the director nominees currently receive any pension or retirement benefits from the Company and thus will not receive any benefits funded by the Company upon retirement. The above data is for the Company's fiscal year, April 1, 1995, to March 31, 1996.

    The Board held four meetings during the fiscal year. Each nominee for director attended 75% or more of all Board and applicable committee meetings. At the Company's fiscal year end on March 31, 1996, the following directors owned Company shares, including shares held in family trusts: Mr. Cantlay 15,448 and Mr. Moore 1,000, which holdings, together with shares owned by the Company's officers, aggregate less than 1% of shares outstanding. Also on that date Transamerica Occidental Life Insurance Company owned 479,575 shares or 7.6% of shares outstanding and the Depository Trust Company (a securities clearing corporation) held of record but not beneficially 3,845,080 shares or 60.9% of the outstanding shares. No person, to the Company's knowledge, owns beneficially more than 10% of the Company's shares. At March 31, 1996, and on May 31, 1996, the record date for voting at the annual meeting, 6,318,771 shares were outstanding.

    Section 30(f) of the 1940 Act requires the Company's officers, directors and investment adviser, the affiliated persons of the investment adviser, and the beneficial owners of more than ten percent of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, and to provide copies of these reports to the Company. Based solely on a review of copies of reports received by it and of written representations by reporting persons that no additional reports are due, the Company believes that the requirements for Section 30(f) filing and reporting of changes of beneficial ownership during the fiscal year ended March 31, 1996, were satisfied.

    2. MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT. Transamerica Investment Services, Inc., (the "Adviser"), a wholly owned subsidiary of Transamerica Corporation, 600 Montgomery Street, San Francisco, CA 94111, provides management, investment advisory and research services to the Company for an annual fee of one-half of one percent of the Company's average net assets (accrued weekly and payable monthly), and pays for office space, facilities, equipment and salaries of the Company's officers. The Company pays all other expenses, including taxes, brokerage, transfer agent fees, custodial fees, stock exchange listing costs, shareholder reports, postage, auditing and legal fees. The Adviser guarantees that the Company's expenses shall not exceed
1 1/2% of the first $30 million of average net assets and 1% over $30 million. If that limit is exceeded, the Adviser will pay the excess to the Company. The Agreement must be renewed annually by the directors or a majority of the Company's shares, and by a majority of the directors who are not "interested persons" of parties to the Agreement. The Agreement was entered into in 1972 and was last ratified by shareholders at the annual meeting of shareholders held on July 26, 1995.

    The directors of the Company, and those directors who are not "interested persons" of parties to the Agreement, on May 16, 1996, approved continuance of the Agreement and recommended to shareholders ratification of that continuance. In connection with its recommendation that shareholders ratify continuance of the Agreement, the Board evaluated such factors as the Adviser's experience in providing various financial services and investment advice to investment companies and other clients, as well as its reputation, integrity, financial responsibility and stability. The Board is provided and reviews on a continuing basis, the Adviser's outlook for the economy, productivity and fixed income investments; the Company's portfolio holdings and investment transactions; trading allocation data; characteristics of the portfolio including quality, maturity and call protection; revenues received from the debt securities held and expenses of operations; changes in the Company's net asset value, earnings and yield; the Company's performance and its expenses as compared to other similar companies; the quality and experience of the Adviser's officers and employees and the Adviser's income, expenses, profitability and balance sheet. Based upon its review, the Board concluded that the terms of the Agreement and the fees are fair and reasonable, in light of usual and customary terms and charges made by others for comparable services, and that it is in the best interests of the Company and its shareholders to renew the Agreement. Shareholder ratification is by a vote of 67% or more of the shares present at the meeting if more than 50% of the shares are present or represented by proxy, or a vote of more than 50% of the shares, whichever is less.

    At the end of the fiscal year, March 31, 1996, the Company had net assets of $155,294,334, and paid fees of $786,809 to the Adviser for advisory services during the year. Advisory fees in the fiscal years ended in 1995 and 1994 were $730,010 and $813,994, respectively.

    The directors of the Adviser with ages indicated are Thomas J. Cusack, 40, Executive Vice President of Transamerica Corporation and President and Chief Executive Officer of Transamerica Life Companies; Richard H. Finn, 61, Executive Vice President of Transamerica Corporation and President and Chief Executive Officer of Transamerica Finance Group; Edgar H. Grubb, 57, Executive Vice President and Chief Financial Officer of Transamerica Corporation; Frank
C. Herringer, 53, Chairman and Chief Executive Officer of Transamerica Corporation; Richard N. Latzer, 59, President of the Adviser and Senior Vice President and Chief Investment Officer of Transamerica Corporation; and Gary U. Rolle, 54, Executive Vice President and Chief Investment Officer of the Adviser. In addition to Messrs. Latzer and Rolle (above) the officers of the Adviser are: Susan A. Silbert, 52, Senior Vice President; Sharon K. Kilmer, 38, Vice President and J. Richard Atwood, 36, Vice President, Chief Financial Officer and Secretary. Each of the above five persons who are officers of the Company have held the positions shown or executive positions in Transamerica Corporation or Transamerica subsidiaries for more than five years except Mr. Atwood who, from 1988 to 1995 was Vice President and Controller of First Pacific Advisors, Inc. The Adviser's mailing address is Box 2438, Los Angeles, CA 90051.

    Decisions to buy and sell securities, selection of brokers or dealers, and negotiation of commissions are made by the Adviser. Securities orders are placed with brokers or dealers selected for their ability to give execution at prices and commission rates (if any) favorable to the Company and, in some instances, for the ability to provide research and other services. As part of the process of brokerage allocation, the Adviser is authorized to pay commissions which may exceed what another broker might have charged. If portfolio business is transacted with brokers or dealers which provide research, comparative performance data, pricing quotations, or other services, the Company pays any cost of such services and the Adviser and other investment companies advised by the Adviser may benefit. Portfolio debt securities normally are bought from or sold to an underwriter or market maker, and the dealer's compensation is normally included in the price of the security.

    Neither the Adviser nor any affiliate receives any brokerage commissions from the Company. During the fiscal years ended March 31, 1994, 1995, and 1996, the Company did not pay any brokerage commissions, and the portfolio turnover rate was 15%, 15% and 14%, respectively.

    3. AUDITORS. On May 16, 1996, the Audit Committee and the directors, including a majority who are not "interested persons," selected Ernst & Young LLP as the independent auditors for the current fiscal year. Ratification is by a majority of the shares represented at the annual meeting. Services provided include examination of the annual financial statements, meeting with the Audit Committee, and review of federal income tax returns. Ernst & Young LLP will not attend the annual meeting.

    SHAREHOLDER PROPOSALS. Any shareholder proposal intended to be presented at the 1997 annual meeting of shareholders must be received by the Company no later than February 5, 1997, for inclusion in the proxy statement.


For the Board of Directors,



Thomas M. Adams,
Secretary

June 7, 1996

PROXY                   TRANSAMERICA INCOME SHARES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, JULY 24, 1996

        DONALD E. CANTLAY, DeWAYNE W. MOORE, and GARY U. ROLLE or any one of them, are authorized to represent me and vote my shares of stock at the Annual Meeting of Transamerica Income Shares, Inc. to be held in the offices of Transamerica Investment Services, Inc., 1150 South Olive Street, 27th Floor, Los Angeles, California on July 24, 1996 at 9:00 A.M. or at any adjournments on the matters on the reverse side and on any other matters which may come before the meeting.

                                                    (Continued on reverse side)

- -------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS YOU SPECIFY BELOW. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE /X/

1.   Election of the Director Nominees listed below (except as marked)

     FOR   WITHHOLD     D. Cantlay, R. Latzer, D. Moore, G. Rolle and P. Sodini
           AUTHORITY
                        (INSTRUCTION: To withhold authority to vote for any
     / /     / /        individual nominee, write that nominee's name on the
                        space provided below.)

     / /     / /        ______________________________________________________

2.   Continuance of the Management and   3.  Ratification of Ernst & Young LLP
     Investment Advisory Agreement.          as Independent Auditors.

     FOR   AGAINST   ABSTAIN                 FOR   AGAINST   ABSTAIN

     / /     / /       / /                   / /     / /       / /

                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                        BOARD OF DIRECTORS.  HELP YOUR COMPANY
                                        SAVE THE EXPENSE OF ANOTHER MAILING BY
                                        RETURNING THIS PROXY PROMPTLY.

                                        Dated____________________________, 1996

                                        _______________________________________
                                        Signature

                                        _______________________________________
                                        Signature if held jointly
                                              (Executors and trustees
                                                should so indicate)

- -------------------------------------------------------------------------------
                              FOLD AND DETACH HERE